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                                                                      Exhibit 21


               SUBSIDIARIES OF THE REGISTRANT IN FISCAL YEAR 2000









Graham Vacuum and Heat Transfer Limited
         The Forge
         Congleton, Cheshire SW12 4HQ, England

Graham Precision Pumps Limited
         The Forge
         Congleton, Cheshire SW12 4HQ, England



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